Exhibit 32.2

WFS FINANCIAL INC

CERTIFICATION OF CFO

In connection with the Annual Report of WFS Financial Inc (the “Company”) on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Financial Officer of the Company, hereby certifies, to the best of his knowledge and belief and pursuant to 18 U.S.C., Chapter 63, Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing Certification is furnished solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

WFS FINANCIAL INC

By:	/s/ LEE A. WHATCOTT

Lee A. Whatcott
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer
(Principal Financial and Accounting Officer)

Date: March 4, 2004